UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A Lead, South Dakota, United States 57754 (Address of principal executive offices) (Zip Code)

(605) 906-8363 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each warrant exercisable for one share of the Registrant’s common stock at an exercise price of $2.08	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2026 annual meeting of stockholders of Dakota Gold Corp. (the “Company”) held on May 27, 2026, by a vote of the stockholders entitled to vote, the stockholders voted upon and approved proposals to:

i.	elect seven directors to serve for a term that expires on the date of the Company’s next annual meeting of stockholders (the “Proposal 1”); and

ii.	ratify the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Proposal 2”).

Election results for Proposal 1 are as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Jennifer Grafton	65,249,878	1,214,329	30,685,589
Brian Iverson	66,397,085	76,661	30,685,589
Todd Kenner	66,356,349	116.686	30,685,589
Stephen O’Rourke	65,362,023	1,107,084	30,685,589
Kevin Puil	61,735,383	4,583,595	30,685,589
Robert Quartermain	66,225,328	250,886	30,685,589
Alice Schroeder	64,449,520	2,017,400	30,685,589

Election results for Proposal 2 are as follows:

For	Against	Abstain
96,843,306	261,929	94,190

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name:	Shawn Campbell
Title:	Chief Financial Officer

Date: June 1, 2026